Exhibit 10.20

Please quote our reference when replying Our Ref: JTC(L) 8339/859 Vol 1

25 July 2005	JTC Corporation
The JTC Summit
FLUIDIGM SINGAPORE PTE. LTD.	8 Jurong Town Hall Road
39 ROBINSON ROAD	Singapore 609434
#07-01 ROBINSON POINT
SINGAPORE(068911)	customer service hotline	1 800 568 7000

By Local Urgent Mail	main line	(65) 6560 0056
(Attention: MR PAUL WYATT)
	facsimile	(65) 6565 5301

	website	www.jtc.gov.sg

Dear Sirs,

OFFER OF TENANCY FOR FLATTED FACTORY SPACE

1	We are pleased to offer a tenancy of the Premises subject to the covenants, terms and conditions in the annexed Memorandum of Tenancy No. 27.09 (“ the MT ”) and in this letter (collectively called “ the Offer ”).

2	2.1 The Premises :

Private Lot A2045700 also known as Unit #07-3532/3534/3536/3538 (“the Premises”) in BLK 1026 TAI SENG AVENUE (“ the Building ”) in the TAI SENG INDUSTRIAL ESTATE SINGAPORE 534413 as delineated and edged in red on the plan attached to the Offer.

2.2	Term of Tenancy :

3 years (“the Term”) with effect from 1 October 2005 (“the Commencement Date”).

2.3	Tenancy:

(a)	Your due acceptance of the Offer in accordance with Clause 3 of this letter shall, together with the Offer, constitute a binding tenancy agreement (“ the Tenancy ”).

(b)	In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the MT, the relevant covenant, term or condition in this letter shall prevail.

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2.4	Area :

Approximately 1385 square metres (“the Area”).

2.5	Rent :

(a)	Discounted rate of $9.22 per square metre per month on the Area, for so long as you shall occupy by way of tenancy an aggregate floor area of 1,000 to 4,999 square metres in the Building or in the various flatted factories belonging to us; and

(b)	Normal rate of $9.50 per square metre per month on the Area, in the event that the said aggregate floor area occupied is at any time reduced to below 1,000 square metres (when the discount shall be totally withdrawn) with effect from the date of reduction in the said aggregate floor area,

(“Rent”) to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March, etc.). After your first payment is made in accordance with Clause 3 of this letter and the attached Payment Table, the next payment shall be made on 01 March 2005 .

2.6	Service Charge :

$2.25 per square metre per month (“Service Charge”) on the Area as charges for services rendered by us, payable by way of additional and further rent without demand on the same date and in the same manner as the Rent, subject to our revision from time to time and in any case such revision to be to a rate no higher than that charged to other tenants in the Building.

2.7	Security Deposit/Banker’s Guarantee :

Ordinarily we would require a tenant to lodge with us a security deposit equivalent to three (3) months’ rent and service charge. However, as an off-budget measure and as payment by GIRO has been made a condition with which you must comply under clause 3 of this letter, you shall, at the time of your acceptance of the Offer, place with us a deposit equivalent to one (1) month’s Rent (at the discounted rate) and Service Charge (“ Security Deposit ”) as security against any breach of the covenants, terms and conditions in the Tenancy, as follows :

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(a)	The Security Deposit may be in the form of cash or acceptable Banker’s Guarantee in the form attached (effective from 1 August 2005 to 31 December 2008 ), or such other form of security as we may in our reasonable discretion permit or accept.

(b)	The Security Deposit shall be maintained at the same sum throughout the Term and shall be repayable to you without interest, or returned to you for cancellation within 30 days, after the termination of the Term (by expiry or otherwise) or expiry of the Banker’s Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

(c)	Subject to Clause 2.6, if the Service Charge is increased, or any deductions are made from the Security Deposit, you shall immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to one (1) month’s Rent (at the normal or discounted rate, as the case may be) and Service Charge.

(d)	If at any time during the Term, your GIRO payment is discontinued, then you shall place with us, within two (2) weeks of the date of discontinuance of your GIRO payment, the additional sum equivalent to two (2) months’ Rent and Service Charge, so that the Security Deposit shall at all times be equal to three (3) months’ Rent (at the normal or discounted rate, as the case may be) and Service Charge for the remaining period of the Term.

(e)	If at any time during the Term the off-budget measure is withdrawn you shall, if required in writing by us, also pay to us the additional sum equivalent to two (2) months’ Rent and Service Charge, so that the Security Deposit shall at all times be equal to three (3) months’ Rent (at the normal or discounted rate, as the case may be) and Service Charge for the remaining period of the Term.

2.8	Mode of Payment :

(a)	Your first payment to be made with your letter of acceptance in accordance with Clause 3 of this letter and the attached Payment Table shall be by non-cash mode (eg, Cashier’s Order, cheque).

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(b)	Thereafter during the Term, you shall pay Rent, Service Charge and GST by Interbank GIRO or any other mode to be determined by us.

(c)	We enclose the GIRO authorization form for your completion.

2.9	Authorised Use :

You shall use the Premises for the purpose of manufacture of elastomeric microfluidic chips with carriers, including associated research and development activities only and such other purposes as may be agreed in writing by the Landlord and Tenant (“ the Authorised Use ”).

2.10	Approvals :

The Tenancy is subject to approvals being obtained from the relevant governmental and statutory authorities.

2.11	Possession of Premises :

(a)	Subject to your acceptance of the Offer, keys to the Premises shall be made available to you within the period of two (2) months prior to the Commencement Date.

(b)	From the date you accept the keys to the Premises (“Possession Date”) until the Commencement Date, you shall be deemed a licensee upon the same covenants, terms and conditions as in the Tenancy.

(c)	If you proceed with the Tenancy after the Commencement Date, the licence fee payable from the Possession Date to the Commencement Date shall be waived (“ Rent-Free Period ”). Should you fail to so proceed, you shall:

(c1)	remove everything installed by you;

(c2)	reinstate the Premises to its original state and condition; and

(c3)	pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our reasonable satisfaction, without prejudice to any other rights and remedies we may have against you under the Tenancy or at law.

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2.12	Loading Capacity :

(a)	Normal (Ground & Non-ground) Floor Premises :

You shall comply and ensure compliance with the following restrictions :

(a1)	maximum loading capacity of the goods lifts in the Building; and

(a2)	maximum floor loading capacity of 10 kiloNewtons per square metre of the Premises on the 07 storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.

2.13	Take-over of Premises :

(a)	Vacant Possession :

The Offer is subject to EEMS Singapore Pte Ltd returning vacant possession of the Premises by 31 July 2005.

(b)	Take-over of Fixtures and Fittings :

If, however, you are taking over the Premises in its existing state and condition, including all the fixtures and fittings installed by or belonging to EEMS Singapore Pte Ltd (“ the Said Installations ”) then :

(b1)	You shall accept the Premises including the Said Installations in its condition existing at the Commencement Date or the acceptance of the keys to the Premises by you, whichever is the earlier (“ the Control Date ”).

(b2)	You shall, within such period of time as the parties agreed upon, at your own cost and expense, ensure that :

(b2.1)	the Said Installations have been approved in writing by us and that plans on the Said Installations have been submitted to and approved in writing by us;

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(b2.2)	the Said Installations comply fully with all our guidelines and requirements (through the Building Control Unit), and those of the relevant governmental and statutory authorities, prevailing at the Control Date;
(b2.3)	such or all of the Said Installations not approved by us under (b2.1) or which have failed to comply with (b2.2) are demolished and removed, subject to clauses 2.11, 2.12 and 2.13 of the MT; and

2.14	Option for Renewal of Tenancy :

(a)	You may within 3 months before the expiry of the Term make a written request to us for a further term of tenancy of 3 years (“the further term”).

(b)	We may grant you a further term of tenancy of the Premises subject to the following:

(b1)	there shall be no breach of your obligations at the time you make your request for a further term, and at the expiry of the Term;

(b2)	the duration of the further term shall be mutually agreed upon;

(b3)	the rent payable shall be at a revised rate to be determined by us, having regard to the market rent of the Premises at the time of granting the further term. Our determination of the rent shall be final and conclusive: and

(b4)	the tenancy for the further term shall be upon the same covenants, terms and conditions except for the duration, rent, security deposit (which shall be equivalent to three (3) month’s rent and service charge instead of two (2) months), and excluding a covenant for renewal of tenancy.

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3	Mode of Due Acceptance :

The Offer shall lapse if we do not receive the following by 31 July 2005 :

(a)	Duly signed letter of acceptance (in duplicate) of the Offer, in the form set out in the Letter of Acceptance attached. (Please date as required in your letter of acceptance)

(b)	Payment of the sum set out in the Payment Table attached.

(c)	Duly completed GIRO authorization form.

4	Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if those other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

5	Rent-Free Period :

As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-Free Period referred to in Clause 2.11(c) of this letter.

6	Variation to the Tenancy :

Any variation, modification, amendment, deletion, addition or otherwise of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us. No terms or representation or otherwise, whether expressed or implied, shall form part of the Offer other than what is contained herein.

7	Season Parking :

Season parking tickets for car parking lots within the Estate can be purchased at our Contact Centre, The JTC Summit, Level 1, 8 Jurong Town Hall Road Singapore 609434 (Contact Centre Hotline: 1800-5687000) or applied online via Krypton, JTC’s Customer Portal, http://krypton.jtc.gov.sg . Please note that the number of season parking ticket(s) that can be purchased by you will depend on eligibility rules set out by us.

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8	Electricity Connection:

Upon your acceptance of the Offer, you are advised to proceed expeditiously to engage a registered electrical consultant to submit two sets each of electrical single-line diagrams and electrical layout plans to and in accordance with the requirements of our Facilities Management Section, Operations Support Department of our Customer Services Group, for endorsement before an application is made to SP Services Ltd to open an account for electricity connection.

Please contact the Facilities Management Section at Blk 25 Kallang Avenue #05-02 Kallang Basin Industrial Estate Singapore 339416 for their requirements.

9	To guide and assist you, we enclose a Schedule of Statutory Controls for Flatted Factory Occupants.

Yours faithfully

/s/ Chern Shiong NG

Chern Shiong NG

INDUSTRIAL DEVELOPMENT (HIGH-RISE) DEPARTMENT

INDUSTRIAL PARKS DEVELOPMENT GROUP JTC CORPORATION

DID : 68833414

FAX : 68855900

Email : ngcs@jtc.gov.sg

ENCS:

☑ Payment Table	☑ GIRO Form(s)	☑ Specimen BG Plan
☑ Specimen Acceptance Form	☑ MT No. 27.09
☑ Schedule of Statutory Controls (SC2)]

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PAYMENT TABLE

PREMISES : PRIVATE LOT AT UNIT #07-3532/3534/3536/3538 BLK 1026 TAI SENG AVENUE TAI SENG INDUSTRIAL ESTATE SINGAPORE 534413

	Amount		+5% GST
**Rent at $9.22 per square metre per month on 1385 square metres for the period 1 February 2006 to 28 February 2006	$12769.70		$638.49
**4 months rental free granted from 1 October 2005 to 31 January 2006
$2.25 per square metre per month on 1385 square metres for the period 1 October 2005 to 31 October 2005	$3116.25		$155.81
Total Rent Payable (inclusive of Service Charge)		$15885.95	$794.30
Security Deposit equivalent to three (3) months’ Rent and Service Charge (in cash or Banker’s Guarantee provided in accordance with Clause 2.7 of this letter)	$47657.85
Less:
Equivalent of two (2) month’s Rent and Service Charge (re Off-budget Measure and GIRO)	$31771.90	$15885.95

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Stamp fee payable on Letter of Acceptance (which we will stamp on your behalf)
Note: If the Letter is not returned to us within 14 days of the date of the Letter, you will have to pay penalty on the stamp duty which is imposed by Stamp Duty Office of IRAS.	$1392.00
Sub-Total Payable	$33163.90	$794.30
Add: GST@5%	$794.30
Total Payable inclusive of GST	$33958.20

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MEMORANDUM

OF

TENANCY

NO. 27.09

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EASEMENTS, RIGHTS AND PRIVILEGES

A	The full right and liberty for the Tenant and the persons authorised by him (in common with all other persons entitled to the like right), at all times, by day or night to go, pass and repass over and along the main entrance of the Building and the common passageways, landings and stairways and to use the lifts PROVIDED THAT the Tenant shall not cause or permit any obstruction to the common passageways, landings, stairways and other common parts of and accesses to the Building.

B	The free and uninterrupted passage and running of water, electricity and gaseous products from and to the Premises through the sewers, drains, water-courses, channels, pipes, shafts, flues, cables and wires which now are or may at any time during the Term be in, under or passing through the Building.

C	The right of support and protection for the benefit of the Premises as is now enjoyed from the other premises and all other parts of the Building.

EXCEPTIONS AND RESERVATIONS

BUT RESERVING unto the Landlord and all others to whom the Landlord has granted or may grant :

D	The easements, rights and privileges over, along and through the Premises equivalent to those above.

E	All other easements, ancillary rights and obligations as are or may be implied by the Land Titles Act.

F	The free and uninterrupted passage and running of telecommunication facilities from, through and to the Premises.

G	The right of support and protection for the benefit of the other premises and all other parts of the Building as is now enjoyed from the Premises.

H	The right to develop, redevelop, erect, alter or in any way deal with or use or let the Building or any other part of the Estate in such manner as shall be approved by the Landlord, the superior lessor or the Authorities notwithstanding that the access of light or air or any easement granted or appertaining to or enjoyed with the Premises may be obstructed or interfered with or that the Tenant might otherwise be entitled to object PROVIDED THAT if the same is undertaken by the Landlord, the Landlord shall endeavour to ensure minimum disruption to the Tenant’s operations.

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COVENANTS AND CONDITIONS

Definitions

1.1	The following expressions shall have the following meanings:

(a)	“Authorities”	: all relevant governmental and statutory authorities.

(b)	“Building”	: the building in which the Premises is situated and of which it forms a part, including but not limited to the common parts and other premises in the building.

(c)	“Carpark”	: all parking lots, driveways, roads, ramps and loading bays, whether within or outside any building, in the Estate.

(d)	“Commencement Date”	: as defined in the Tenancy.

(e)	“Estate”

:    the estate in which the Building is situated and of which it forms a part, including but not limited to the Carpark, compounds, grounds, gardens, bin centres, structures, other buildings and drains, cables and pipes above or below ground in the estate.

(f)	“Law”	: all laws, statutes, legislation, by-laws, rules, orders or regulations now or hereafter in force.

(g)	“Landlord”	: the Jurong Town Corporation (also known as “JTC Corporation”) incorporated under the Jurong Town Corporation Act, its successors-in-title, and assigns.

(h)	“Premises”	: as defined in the Tenancy.

(i)	“Rent”	: as defined in the Tenancy.

(j)	“Service Charge”	: as defined in the Tenancy.

(k)	“Tenant”	: the Tenant as defined in the Tenancy and includes his personal representatives, successors-in-title, and permitted assigns (if any).

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(l)	“Tenancy”	: the tenancy offer made by the Landlord to the Tenant in respect of the Premises and duly accepted by the Tenant.

(m)	“Tenant’s Obligations”	: covenants, conditions, terms, stipulations and obligations to be observed or performed by the Tenant.

(n)	“Term”	: as defined in the Tenancy.

Interpretation

1.2	Unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing the masculine gender include the feminine gender and vice versa;

(c)	the expression “person” includes a body corporate;

(d)	reference to a specific Act of Singapore shall include any amendment, revision or replacement made to it from time to time;

(e)	where the Tenant consists of two or more persons all Tenant’s Obligations shall be deemed to be binding on such persons jointly and severally;

(f)	all marginal notes are for ease of reference only and shall not be taken into account in the construction or interpretation of the clause or paragraph to which they refer.

Tenant’s Covenants

2	The Tenant covenants with the Landlord as follows:

Rent & Service Charge

2.1	To pay without demand and without deduction the Rent, Service Charge and all other sums charged or imposed upon the Premises or the Tenant by the Landlord in accordance with the Tenancy PROVIDED THAT :

(a)	the Landlord shall be at liberty from time to time to revise the amount of Service Charge upon giving a written notice to the Tenant PROVIDED THAT such revision shall not be to a rate higher than that charged to other tenants in the Building; and

(b)	the revised Service Charge shall be payable from the date specified in the said notice.

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Interest

2.2	To pay interest (“Interest”) at the rate of 8.5% per annum on any outstanding amount due and payable under the Tenancy from the due dates until payment in full is accepted by the Landlord PROVIDED THAT :

(a)	the Landlord may revise the Interest to a higher rate from time to time at its absolute discretion; and

(b)	if the Landlord shall refuse to accept the tender of the outstanding amount because of any breach of the Tenant’s Obligations, the Interest shall nevertheless remain due and payable.

Taxes

2.3	To pay the Landlord any increase in property tax, which may be imposed whether by way of an increase in the annual value or an increase in the rate per centum, in the proportion attributable to the Premises as determined by the Landlord in its absolute discretion.

Cost of Documents

2.4	To pay all costs, disbursements, fees and charges, legal or otherwise, including stamp and registration fees in connection with the preparation, stamping and issue of the Tenancy and any prior, accompanying or future documents or deeds, supplementary, collateral or in any way relating to the Tenancy.

Cost of Performance

2.5	To perform and observe all the Tenant’s Obligations at his own cost and expense.

Cost of Enforcement

2.6	To pay all costs and fees, legal or otherwise, including costs as between solicitor and client in connection with the enforcement of the Tenant’s Obligations.

GST

2.7	To pay, in addition to and together with all taxable sums, the Goods And Services Tax (“GST”) at the prevailing rate to the Landlord as collecting agent for the Authorities.

Insurance

2.8	(a)	Not to do or suffer to be done anything whereby any insurance for the time being effected on the Premises or the Building may be rendered void or voidable or be in any way affected.

	(b)	To pay to the Landlord on demand all sums paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord in connection with insurance rendered necessary by a breach or non-observance of sub-clause (a) above without prejudice to any other rights and remedies available to the Landlord.

Uniform External Appearance

2.9	Not to alter in any way the external appearance of the Premises including but not limited to the colour and type of all external parts such as doors, windows, grilles and walls without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

Signages

2.10	Not to affix, paint or otherwise exhibit any name plate, banner, advertisement, flag-staff or any other thing except only the name of the Tenant in such places and manner as approved in writing by the Landlord such approval not to be unreasonably withheld or delayed.

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Modifications

2.11	Not to do, permit or suffer to be done any of the following without the Landlord’s prior written consent such consent not to be unreasonably withheld or delayed:

Tenant’s Installations

(a)	installation of air-conditioning system, ventilation system, electrical system, telecommunication equipment, plant, machinery, fixtures, fitting or other installations (“Tenant’s Installations”) in the Premises; and

All installations Fixtures & Fittings

(b)	alter, remove, add or in any way interfere or tamper with fixtures, fittings and installations including the Tenant’s Installations in the Premises, including but not limited to any existing fire alarm and extinguishing system, ventilation system, air-conditioning system, walls or floor finishes (including any tilings), pipes, wirings, equipment, power and light points and outlets.

Power Surge & Vibration

2.12	(a)	Not to install or use any electrical, mechanical or telecommunication equipment, plant, machinery, fixtures, fittings, appliance or installations (“the Equipment”) that causes heavy power surge, high frequency voltage and current, noise, vibration or any electrical or mechanical interference or disturbance whatsoever (“the Interference”) which:

		(a1)	may prevent or prevents in any way the service or use of any communication system of the Landlord, other lessees, tenants or occupiers; or

		(a2)	affects the operation of equipment, plant, machinery, fixtures, fittings, appliances or installations of the Landlord, other lessees, tenants or occupiers.

	(b)	To allow the Landlord or any authorised person to inspect at all reasonable times, the Equipment in the Premises to determine the source of the Interference.

	(c)	To take suitable measures to eliminate or reduce the Interference to the Landlord’s reasonable satisfaction, if it is found by the Landlord or such authorised person that the Equipment is causing or contributing to the Interference.

Safety of Building

2.13	(a)	Not to do, permit or suffer to be done anything which affects the structure or safety of the Building.

Certificate of Statutory Completion

(b)	Not to do, permit or suffer to be done nor omit to do anything which may delay or prevent the issuance of the Certificate of Statutory Completion in respect of the Building.

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Thermal Insulation

2.14	Subject to clauses 2.11, 2.12 and 2.13 and the Landlord’s prior written consent such consent not to be unreasonably withheld or delayed, to provide thermal insulation to the floor, ceiling and the walls of the Premises if the Tenant’s activities results or may result in :

(a)	moisture condensation on the floors, ceilings or walls of adjoining premises or common parts of the Building; or

(b)	the generation of excessive heat or heat which causes or may cause undue discomfort to the Landlord, its lessees or tenants or the occupiers of any adjoining or neighbouring premises.

Maintenance and Repair

2.15	Subject to clauses 2.11, 2.12 and 2.13, to maintain and in good and tenantable repair and condition, fair wear and tear and damage caused by an event which in the Landlord’s reasonable opinion is beyond the Tenant’s control, excepted :

(a)	the ceilings, doors, windows, glass and all the interior of the Premises including but not limited to walls, soffit, false ceiling, floor and all fixtures and fittings;

(b)	the pipes, sumps, grease interceptors and sanitary installations whether in the floor, ceiling, walls or any part of the Premises; and

(c)	all party walls, floors and ceilings separating the Premises from other premises in the Building jointly with the adjoining lessees, tenants or occupiers.

Responsibility for Damage

2.16	If the cause of any damage to the Estate can be traced directly or indirectly back to the Tenant’s activities :

(a)	to reinstate the Estate to the reasonable satisfaction of the Landlord as required by the Landlord in its reasonable discretion and within such time as the Landlord may reasonable stipulate; and

(b)	in any event, to pay for all proceedings, costs, expenses, claims, losses, damages, penalties and liabilities arising out of the above including but not limited to such costs and expenses as reasonably determined by the Landlord.

Landlord’s Right of Inspection and Repair

2.17	Upon prior reasonable notice to the Tenant, to permit the Landlord, its employees, agents and all persons authorised by it or them, with or without any necessary materials and appliances, at reasonable times during the day or night, to enter upon the Premises to :

(a)	view or examine the state and condition of the Premises or the Building including but not limited to all windows,

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doors, pipes, ducts, drains, cables and wires;

(b)	execute any repairs or works to or in connection with the Building or the Premises which it or they may think fit, including but not limited to installation or replacement of windows, doors, pipes, ducts, drains, cables and wires;

(c)	verify, by photographs or other means, that the Tenant’s Obligations are observed and performed;

(d)	carry out Refurbishment Works referred to in clause 4.5; and

(e)	take inventories of equipment, plant, machinery, fixtures, fittings, appliances, installations, goods, materials and articles to verify that the Tenant’s Obligations are observed and performed,

Removal of Installations

AND if so reasonable required by the Landlord, to remove any equipment, plant, machinery, installation, fixtures, fittings, appliances, partitions, goods, materials and articles to facilitate the above. The Landlord shall endeavour to ensure minimum disruption to the Tenant’s operations.

Emergency

PROVIDED THAT in respect of (c) and (e) above, the Landlord, before performing the works, shall enter into a non-disclosure agreement with the Tenant in the format attached as Annex A PROVIDED FURTHER THAT in a situation which in the Landlord’s opinion is an emergency or exigency, the Landlord shall have the full right and liberty to enter the Premises immediately, with or without the Tenant’s consent, to take such action as the Landlord in its reasonable discretion deems fit.

Cease Activities for Repairs

2.18	To cease activities to such extent and during such hours as the Landlord may specify by reasonable prior written notice to the Tenant for any maintenance or repair work to be executed by the Landlord PROVIDED THAT in a situation which in the Landlord’s opinion is an emergency or exigency, the Landlord shall be entitled to request the Tenant to cease activities immediately and the Tenant shall comply fully with such request.

No Assignment, Subletting

2.19	(a)	Not to demise, assign, charge, create a trust or agency, mortgage, let, sublet, grant a licence or part with or share the possession or occupation of the Premises in whole or in part PROVIDED THAT with the Landlord’s prior written consent, such consent not to be unreasonably withheld, the Tenant may let, sublet, grant a licence or part with or share the possession or occupation of the Premises in part or assign or novate the Premises in whole.

Sole-proprietor/Partners

(b)

Subject to sub-clause (a) above, if the Tenant is a sole-proprietor or comprises of partners carrying on business under a business name registered under the Business Registration Act, not to effect any change in the

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constitution or membership of the sole-proprietorship or partnership without the Landlord’s prior written consent.

Obstructions

2.20	Not to place, permit or suffer to be placed any object, article or thing in or obstruct the accesses, stairways, passageways, pipes, drains, and other common parts of the Estate.

Disposal of Waste

2.21	To make good and sufficient provision for and to ensure the safe and efficient disposal of all waste, including but not limited to pollutants and refuse, to the reasonable requirements and reasonable satisfaction of the Landlord.

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Yield Up at Termination

2.22	(a) At the termination of the Term, by expiry or otherwise :

(a1)	to yield up the Premises to the Landlord in good and tenantable repair and condition, fair wear and tear and damage caused by an event which in the Landlord’s reasonable opinion is beyond the Tenant’s control, excepted;

(a2)	(a2.1) to remove all tenant’s fixtures and fittings;

(a2.2)	to reinstate the Premises; and

(a2.3)	if so required by the Landlord, to redecorate by painting the interior of the Premises,

to the reasonable satisfaction of the Landlord,

and in accordance with the Tenant’s Obligations.

Permit Viewing

(b)	To permit intending tenants and others, authorised by the Landlord or its agents, at reasonable times and by prior appointment with the Tenant, to enter and view the Premises during the three calendar months immediately preceding the determination of the Term.

Compliance with Landlord’s Rules & Regulations

2.23	To observe and comply with and ensure observance and compliance with all rules, notices, regulations and stipulations which may, from time to time, be made by the Landlord in respect of the Estate and which have been furnished to the Tenant.

Compliance with Laws

2.24	(a) To comply with the Law and all directions and requirements of the Authorities :

(a1)	relating to the Estate (where applicable);

(a2)	relating to the use, occupation or otherwise of the Premises; or

(a3)	in respect of the observance or performance of the Tenant’s Obligations,

whether to be complied with by the Landlord or the Tenant and notwithstanding any consent which the Landlord may grant under any clause in the Tenancy or otherwise.

(b)	To inform the Landlord without undue delay in writing of any notice received in relation to sub-clause (a) above.

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Head Lease

2.25	To perform and observe the express and implied covenants on the Landlord’s part in the head lease made between the President of the Republic of Singapore and the Landlord so far as they are not varied herein.

Hazardous Placement of Objects

2.26	Not to place, permit or suffer to be placed any object, article or thing by any window or balcony or any part of the Premises in a manner which in the Landlord’s reasonable opinion may cause or is likely to cause any damage or injury to any property or person.

Nuisance

2.27	Not to do, permit or suffer to be done upon the Premises anything which in the opinion of the Landlord may be or become :

(a)	a nuisance, annoyance or cause damage or inconvenience to; or

(b)	an interference with the business or quiet or comfort of

the Landlord, its tenants or lessees or the occupiers of any adjoining or neighbouring premises.

Application of Restrictive Covenants

2.28	To comply with all restrictive covenants as set out in the Tenancy or at Law relating to the Premises as if they are also restrictive covenants relating to the Building or the Estate, where the context so admits.

Indemnity

2.29	To be responsible :

(a)	for all loss, injury or damage whatsoever to any person or to the Building or the Estate, and any moveable or immovable property, arising directly or indirectly out of or in connection with :

(a1)	the occupation or use of the Premises; or

(a2)	any act or omission (whether with or without the Landlord’s consent), neglect or default of the Tenant, the Tenant’s employees, agents, authorised persons or visitors; and

(b)	in respect of any act, matter or thing done, omitted to be done, permitted or suffered to be done, in contravention of the Tenant’s Obligations,

AND to fully indemnify and keep indemnified the Landlord against all proceedings, costs, expenses, claims, losses, damage, penalties and liabilities arising out of the above PROVIDED THAT the Tenant’s liability to the Landlord, if any, is limited to direct damages suffered by the Landlord and shall not include indirect, economic or consequential loss or damages.

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Landlord’s Covenants

3	The Landlord covenants with the Tenant as follows :

Quiet Enjoyment

3.1	Subject to the Tenant performing and observing all the Tenant’s Obligations, the Tenant may peaceably and quietly hold and enjoy the Premises without any unlawful interruption or disturbance from or by the Landlord.

General Services

3.2	(a)	To keep the exterior and roof of the Building and the lifts, entrances, passageways, staircases, common toilets and other conveniences intended for the use of the Tenant in repair and in sanitary and clean condition.

	(b)	To keep the stairs and passageways leading to the Premises and the lifts and toilets sufficiently lit.

Property Tax

3.3	To pay property tax payable in respect of the Premises PROVIDED THAT if the rate of such property tax shall be increased whether by way of an increase in the annual value or an increase in the rate percent, then the Tenant shall pay such increase as provided under Clause 2.3.

Insurance of Building

3.4	To keep the Building insured against loss or damage by fire and in the event of such loss or damage (unless resulting from some act or default of the Tenant, the Tenant’s employees, agents, authorised persons or visitors) to rebuild and reinstate the damaged part of the Building PROVIDED THAT such insurance shall not include the contents in the Building nor loss due to the Premises being rendered out of commission.

4	The Landlord and Tenant agree to the following :

Forfeiture of Tenancy

4.1	The Landlord is entitled to forfeit the Tenancy by entering the Premises or any part thereof, if :

(a)	the Rent, Service Charge, or any other sums due under or by virtue of the Tenancy, or any part thereof is unpaid for fourteen (14) days after becoming payable (whether the same is formally demanded or not);

(b)	the Tenant is in breach of any of the Tenant’s Obligations and the Landlord has given to the Tenant prior written notice specifying the breach and the Tenant has failed to rectify the breach within such period as set out in such notice;

(c)	any writ of seizure and sale or its equivalent made in respect of the Premises is enforced by sale or by entry into possession;

(d)	the Tenant enters into liquidation, whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation);

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(e)	a bankruptcy petition is filed or a bankruptcy order is made against the Tenant;

(f)	the Tenant makes an assignment for the benefit of the Tenant’s creditors;

(g)	the Tenant enters into any arrangement with its creditors by composition or otherwise; or

(h)	the Tenant suffers any distress, attachment or execution on or against the Tenant’s goods,

PROVIDED THAT the above is without prejudice to the Landlord’s other rights and remedies in respect of any breach of the Tenant’s Obligations.

Service of Notices

4.2	Any written notice shall be sufficiently served if effected :

(a)	on the Landlord by registered post to its business address;

(b)	on the Tenant by registered or ordinary post to or by leaving or affixing it at the business address or the Premises NOTWITHSTANDING THAT it is returned by the post office undelivered;

(c)	by facsimile to the party to be served and the service shall be deemed to be made on the day of transmission if transmitted before 4 p.m. on a working day or 12 noon on a Saturday, but otherwise on the following working day; or

(d)	on the Solicitor for the party in the manner provided in this clause.

Service of Process

4.3	Any process, by writ, summons or otherwise, shall be sufficiently served if effected on :

(a)	the Landlord by registered post to its business address;

(b)	the Tenant by registered post to or by leaving or affixing it at the business address or the Premises NOTWITHSTANDING THAT it is returned by the post office undelivered; or

(c)	the Solicitor for the party in the manner provided in this clause.

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Business Address

    4.4 The business address for the purposes of clauses 4.2 and 4.3 shall be :

(a)	the business address of the Solicitor (if any) who is acting for the party in the matter or proceedings in connection with which the service of the notice or process in question is to be effected;

(b)	if the Tenant is a sole-proprietor or comprises of partners carrying or formerly carrying on business under a business name registered under the Business Registration Act, the principal or last known place of business; or

(c)	in the case of a body corporate, the registered or principal office of the body.

Refurbishment Works

4.5	(a)	The Tenant accepts the Premises with full knowledge that refurbishment and upgrading works are being or may be carried out in the Estate (“Refurbishment Works”).

(b)	The Tenant shall remove, relocate or modify, temporarily or permanently, every installation, fixture, fitting, device, equipment and article outside the Premises which are installed by the Tenant as the Landlord may specify for the purpose of :

(b1)	permitting the Landlord, its employees, agents or authorised persons to properly carry out the Refurbishment Works; or

(b2)	improving the appearance or aesthetics of the Building.

PROVIDED THAT the Landlord shall endeavour to ensure minimum disruption to the Tenant’s operations.

Consents

4.6	Wherever it is provided in the Tenancy that the Tenant shall not do an act or thing without the Landlord’s prior written consent, the Landlord may in its reasonable discretion :

(a)	refuse to grant consent without giving any reason, and without refunding any administrative fee paid; or

(b)	if it grants consent, in addition to the terms and conditions expressly provided (if any) in the relevant clause, impose reasonable terms and conditions including but not limited to any payment of monies, fees or deposit to the Landlord in accordance with prevailing rates or computation applicable to other tenants in the Building, and the restrictions in Section 17 of the Conveyancing and Law of Property Act shall not apply.

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Landlord’s Self-Help

4.7	(a)	In the event of any breach of any of the Tenant’s Obligations, the Landlord, in addition to its rights of forfeiture and any other rights and remedies, shall have reasonable discretion to :

(a1)	repair, rectify or make good anything done or omitted to be done by the Tenant or perform any act which the Tenant is to perform under the Tenancy;

(a2)	demolish, remove, relocate or modify and confiscate any equipment, plant, machinery, fixtures, fittings, appliances, installations, obstructions, partitions, goods materials, articles or structures including but not limited to grilles, doors, gates, or tilings erected, constructed or substituted by the Tenant in the Premises or at the stairways, passageways or other common parts of the Building;

(a3)	reinstate the Landlord’s fixtures or fittings with such materials as the Landlord may reasonably elect; or

(a4)	carry out such other remedial measures as the Landlord reasonably thinks necessary.

Nothing in this clause shall be deemed to place on the Landlord an obligation to exercise the above rights.

(b)	For the purpose of enabling the Landlord to exercise the above rights, the Tenant shall grant to the Landlord, its employees, agents and all persons authorised by it or them the right of entry with or without materials and appliances at reasonable times.

(c)	The Tenant shall pay to the Landlord :

(c1)	the reasonable costs of all such works and materials used by the Landlord together with such costs and expenses as reasonably determined by the Landlord; and

(c2)	if the Tenant yields up the Premises at the termination of the Term, by expiry or otherwise without reinstating it to the standard required under the Tenancy, the sum equivalent to the Rent, Service Charge, tax or other sums which the Landlord would have been entitled to receive from the Tenant had the period within which such reinstatement works are effected by the Landlord been added to the Term, and the same shall be recoverable from the Tenant as a debt.

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Non-Waiver

4.8	The following shall not prejudice nor waive the Landlord’s rights or remedies in respect of any breach of the Tenant’s Obligations :

(a)	any failure or omission of the Landlord to exercise any of its rights as Landlord under the Tenancy or Law;

(b)	any receipt or acceptance of any Rent, Service Charge or other sums by the Landlord; or

(c)	any waiver, expressed or implied by the Landlord of any other breach of the same or any other Tenant’s Obligations,

PROVIDED THAT the Landlord shall be under no obligation to enforce or impose any covenants, conditions or terms against any lessees or tenants of any premises comprised in the Estate.

Landlord’s Works

4.9	If required by Law or in the event of Refurbishment Works or any breach of any Tenant’s Obligations, the Landlord undertakes any work affecting the Premises, the Landlord may reinstate the Premises :

(a)	to the original state the Premises was in at the Commencement Date so far as possible fair wear and tear excepted; or

(b)	If it deems fit, with such materials and finishing of similar quality.

The Tenant shall bear all the reasonable costs and expenses for the reinstatement work. If the Landlord deems in its reasonable discretion that such costs and expenses are to be borne by more than one person, the Landlord’s apportionment shall be binding and conclusive and the Tenant agrees to pay his share as determined by the Landlord.

Exemption of Liability

4.10	The Landlord shall not be liable to the Tenant or his employees, agents, authorised persons or visitors, or his or their property in respect of any :

(a)	interruption in the services provided by the Landlord by reason of any :

(a1)	repair, maintenance, damage or Refurbishment Works; or

(a2)	mechanical or other defect or breakdown including but not limited to breakdown in electricity, gas and water supply, pumps and lifts;

(b)	act, omission, default, misconduct or negligence of the Landlord, its employees, agents and all persons authorised by it or them in connection with :

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(b1)	the performance or purported performance of any service which the Landlord provides;

(b2)	the carrying out or purported carrying out of the Refurbishment Works;

(b3)	the exercise or purported exercise of the Landlord’s rights under clause 2.17 or 4.9 or self-help under clause 4.7; or

(b4)	any accident, injury, loss or damage to the Tenant or his employees, agents, authorised persons or visitors, or his or their property;

(c)	loss, damage, injury, liability, claim, penalty, proceedings, cost, expense, or inconvenience that may be suffered by the Tenant or his employees, agents, authorised persons or visitors, or his or their property resulting from or in connection with :

(c1)	any breakage of or defect in any pipes, wires or other apparatus of the Landlord used in or about the Building;

(c2)	any subsidence or cracking of the ground floor slabs, production floor slabs or apron slabs of the Premises or the Building; or

(c3)	any defect, inherent or otherwise in the Premises or the Building.

unless, only in respect of 4.10 (a) and 4.10 (c) above, any loss or damage suffered by the Tenant is caused by the gross negligence or willful misconduct of the Landlord PROVIDED THAT the Landlord’s liability, if any, is limited to direct damages suffered by the Tenant and shall not include indirect, economic or consequential loss or damages.

Distress Act

4.11	For the purpose of the Distress Act, the Service Charge shall be deemed to be rent recoverable in the manner provided in the said Act.

Severability

4.12	If at any time any provision or any part of a provision of the Tenancy is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions or parts of the provision (to the extent that they are severable from such illegal, invalid or unenforceable provisions or part of the provision) shall in no way be affected or impaired thereby.

Third Party Rights

4.13	A person who is not a party to the Tenancy shall have no right under the Contracts (Rights of Third Parties) Act to enforce any of the covenants, terms or conditions of the Tenancy.

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Governing Jurisdiction and Law

4.14	The Tenancy shall be interpreted in accordance with the laws of Singapore and any legal proceedings, actions or claims arising from or in connection with the Tenancy shall be commenced in and heard before the courts of Singapore and the Tenant agrees to submit itself to the jurisdiction of the courts of Singapore.

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27 July 2005

INDUSTRIAL DEVELOPMENT (HIGH-RISE) DEPARTMENT

JTC Corporation

The JTC Summit

8 Jurong Town Hall Road

Singapore 609434

Attn : Chern Shiong NG

ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT UNIT # 07-3532/3534/3536/3538 BLK 1026 TAI SENG AVENUE TAI SENG INDUSTRIAL ESTATE SINGAPORE 534413

1.	We refer to your letter of offer and eStatement letter, both dated 25 July 2005 for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions of the Offer and the eStatement letter.

2.	We are currently opting to pay by GIRO, thus we enclose herewith a cheque for the amount of $ 33958.20 as confirmation of our acceptance.

3.	We have enclose herewith a duly completed GIRO authorization form.

4.	We are fully aware that the Tenancy is subject to necessary approvals and clearances from the relevant governmental and statutory authorities (including but not limited to Pollution Control Department of the National Environment Agency and the Public Utilities Board). We shall be responsible to obtain and comply with such approvals and clearances.

5.	We understand and agree that we will only be able to view our Statement of Accounts (SA) in Krypton and confirm that the following email addresses are the authorized recipients to receive the email notification to view our SA or eStatement in Krypton.

Email address 1 :  Grace.Yow@Fluidigm.com

 Email address 2 :  Jim.Neesen@Fluidigm.com

Fluidigm Singapore Pte Ltd

39 Robinson Road #07-01, Robinson Point, Singapore 068911 www.fluidigm.com

6.	We have enclosed a completed application for EASY access code.

Yow Mai Chan

  Name of authorized signatory :

  Designation: General Manager

For and on behalf of :

/s/ Yow Mai Chan

  FLUIDIGM SINGAPORE PTE. LTD. :

In the presence of :

/s/ Phoa Cheng Han

  Name of witness : PHOA CHENG HAN

  NRIC No : 52577445 J

Fluidigm Singapore Pte Ltd

39 Robinson Road #07-01, Robinson Point, Singapore 068911 www.fluidigm.com

Please quote our reference when replying Our Ref : JTC(L) 8339/859

1 August 2008

FLUlDlGM SINGAPORE PTE. LTD.

1026 TAI SENG AVENUE		JTC Corporation

#07-3532		The JTC Summit

SlNGAPORE(534413)		8 Jurong Town Hall Road

	By Local Urgent Mail	Singapore 609434

(Attention : GRACE YOW)		JTC hotline	1800 568 7000
		main line	(65) 6560 0056
		facsimile	(65) 6565 5301
		website	WWW.jtc.gov.sg

Dear Sirs,

OFFER OF TENANCY FOR FLATTED FACTORY SPACE

1	We are pleased to offer a tenancy of the Premises subject to the covenants, terms and conditions in the annexed Memorandum of Tenancy No. 27.09 (“the MT”) and in this letter (collectively called “the Offer”).

2	2.1 The Premises :

Private Lot A2045701 also known as Unit #02-3536 (“the Premises”) in BLK 1026 TAI SENG AVENUE (“the Building”) in the TAI SENG INDUSTRIAL ESTATE SINGAPORE 534413 as delineated and edged in red on the plan attached to the Offer.

2.2	Term of Tenancy :

3 years (“the Term”) with effect from 1 November 2008 (“the Commencement Date”).

2.3	Tenancy:

(a)	Your due acceptance of the Offer in accordance with Clause 3 of this letter shall, together with the Offer, constitute a binding tenancy agreement (“the Tenanc v”).

(b)	In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the MT, the relevant covenant, term or condition in this letter shall prevail.

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2.4	Area :

Approximately 193 square metres (“the Area”).

2.5	Rent:

Discounted Rent

(a)	Discounted rate of $8.00 per square metre per month on the Area, for so long as you shall occupy by way of tenancy an aggregate floor area of 1,000 to 4,999 square metres in the Building or in the various flatted factories belonging to us; and

(b)	Normal rate of $8.25 per square metre per month on the Area, in the event that the said aggregate floor area occupied is at any time reduced to below 1,000 square metres (when the discount shall be totally withdrawn) with effect from the date of reduction in the said aggregate floor area.

(“Rent”) to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March, etc.). After your first payment is made in accordance with Clause 3 of this letter and the attached Payment Table, the next payment shall be made on 01 December 2008 .

2.6	Service Charge :

$2.25 per square metre per month (“Service Charge”) on the Area as charges for services rendered by us, payable by way of additional and further rent without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

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2.7	Security Deposit/Banker’s Guarantee :

Ordinarily we would require a tenant to lodge with us a security deposit equivalent to three (3) months’ rent and service charge. However, as payment by GlRO has been made a condition with which you must comply under clause 3 of this letter, you shall, at the time of your acceptance of the Offer, place with us a deposit equivalent to one (1) month’s Rent (at the discounted rate) and Service Charge (“Security Deposit”) as security against any breach of the covenants, terms and conditions in the Tenancy, as follows :

(a)	The Security Deposit may be in the form of cash or acceptable Banker’s Guarantee in the form attached (effective from 1 September 2008 to 31 January 2012 ), or such other form of security as we may in our absolute discretion permit or accept.

(b)	The Security Deposit shall be maintained at the same sum throughout the Term and shall be repayable to you without interest, or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker’s Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

(c)	If the Rent at the discounted rate is increased to the normal rate, or Service Charge is increased, or any deductions are made from the Security Deposit, you shall immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to one (1) month’s Rent (at the normal or discounted rate, as the case may be) and Service Charge.

(d)	If at any time during the Term, your GlRO payment is discontinued, then you shall place with us, within two (2) weeks of the date of discontinuance of your GIRO payment, the additional sum equivalent to two (2) months’ Rent and Service Charge, so that the Security Deposit shall at all times be equal to three (3) months’ Rent (at the normal or discounted rate, as the case may be) and Service Charge for the remaining period of the Term.

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2.8	Mode of Payment:

(a)	Your first payment to be made with your letter of acceptance in accordance with Clause 3 of this letter and the attached Payment Table shall be by non-cash mode (eg, Cashier’s Order, cheque).

(b)	Thereafter during the Term, you shall pay Rent, Service Charge and GST by Interbank GlRO or any other mode to be determined by us.

(c)	You have an existing GlRO account with us, the limit of which has to be increased to cover all the aforesaid payments. Please write to your Banker to authorize the same (“the letter of authorization”) and let us have a copy thereof in accordance with the Mode of Due Acceptance.

(d)	However, pending finalisation for the GlRO arrangement, you shall pay Rent, Service Charge and GST as they fall due by cheque or Cashier’s Order.

2.9	Authorised Use :

You shall use the Premises for the purpose of manufacture and testing of elastomeric microfluidic and life science instruments, including associated research and development activities only and for no other purpose whatsoever (“the Authorised Use”).

2.10	Approvals :

The Tenancy is subject to approvals being obtained from the relevant governmental and statutory authorities.

2.11	Possession of Premises :

(a)	Subject to your acceptance of the Offer, keys to the Premises shall be made available to you within the period of two (2) months before the Commencement Date.

(b)	From the date you accept the keys to the Premises (“Possession Date”) until the Commencement Date, you shall be deemed a licensee upon the same covenants, terms and conditions as in the Tenancy.

(c)	If you proceed with the Tenancy after the Commencement Date, the licence fee payable from the Possession Date to the Commencement Date shall be waived (“Rent-Free Period”). Should you fail to so proceed, you shall :

5

(cl)	remove everything installed by you;

(c2)	reinstate the Premises to its original state and condition; and

(c3)	pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction,

without prejudice to any other rights and remedies we may have against you under the Tenancy or at law.

2.12 Loading	Capacity:

(a)	Normal (Ground & Non-ground) Floor Premises:

You shall comply and ensure compliance with the following restrictions :

(al)	maximum loading capacity of the goods lifts in the Building; and

(a2)	maximum floor loading capacity of 12.5 kiloNewtons per square metre of the Premises on the 02 storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.

(b)	You shall therefore, subject to our prior written consent, provide at your own cost suitable and proper foundation for all machinery, equipment and installation at the Premises.

2.13 Option	for Renewal of Tenancy:

(a)	You may within 3 months before the expiry of the Term make a written request to us for a further term 3 years.

(b)	We may grant you a further term of 3 years of tenancy of the Premises subject to the following :

(bl)	there shall be no breach of your obligations at the time you make your request for a further term, and at the expiry of the Term;

(b2)	the rent payable shall be at a revised rate to be determined by us, having regard to the market rent of the Premises at the time of granting the further term. Our determination of the rent shall be final and conclusive; and

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(b3)	the tenancy for the further term shall be upon the same covenants, terms and conditions except for the rent, security deposit (which shall be equivalent to three (3) month’s rent and service charge instead of two (2) months), and excluding a covenant for renewal of tenancy.

3	Mode of Due Acceptance:

The Offer shall lapse if we do not receive the following by 15 August 2008:

(a)	Duly signed letter of acceptance (in duplicate) of the Offer, in the form set out in the Letter of Acceptance attached. (Please date as required in your letter of acceptance)

(b)	Payment of the sum set out in the Payment Table attached.

(c)	A copy of the letter of authorization from you to your Banker.

4	Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if those other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

5	Rent-Free Period:

As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-Free Period referred to in Clause 2.11(c) of this letter.

6	Variation to the Tenancy:

Any variation, modification, amendment, deletion, addition or otherwise of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us. No terms or representation or otherwise, whether expressed or implied, shall form part of the Offer other than what is contained herein.

7

7	Car-Parking Scheme :

The carpark for BLK 1026 TAI SENG AVENUE is currently managed by P-PARKING INTERNATIONAL PTE LTD and you will have to observe and be bound by all the rules and regulations governing the use and operation of the carpark. You are requested to contact :

736B GEYLANG ROAD

SINGAPORE 389647

Tel: 67494119

Fax: 67493689

on your use of the carpark.

8	Electricity Connection:

Upon your acceptance of the Offer, you are advised to proceed expeditiously to engage a registered electrical consultant to submit two sets each of electrical single-line diagrams and electrical layout plans to and in accordance with the requirements of our Facilities Management Section, Operations Support Department of our Customer Services Group, for endorsement before an application is made to SP Services Ltd to open an account for electricity connection.

Please contact the Facilities Management Section at The JTC Summit, 8 Jurong Town Hall Road Singapore 609434 for their requirements.

9	To guide and assist you, we enclose a Schedule of Statutory Controls for Flatted, Ramp-up and Stack-up Factory Customers.

Yours faithfully

/s/ Daniell WONG

Daniell WONG

 INDUSTRIAL CLUSTERS DEVELOPMENT DEPARTMENT

 INDUSTRIAL PARKS DEVELOPMENT GROUP

 JTC CORPORATION

 DID : 68833405

 FAX : 68855901

 Email : daniellw@jtc.gov.sg

ENCS:

[x] Payment Table	[x] GIRO Form(s)	[x] Specimen BG Plan
[x] Specimen Acceptance Form	[x] MT No. 27.09
[x] Schedule of Statutory Controls for Flatted, Ramp-up and Stack-up Factory Customers

8

PAYMENT TABLE

PREMISES : PRIVATE LOT A2045701 UNIT #02-3536 BLK 1026 TAI SENG AVENUE TAI SENG INDUSTRIAL ESTATE SINGAPORE 534413

	Amount		+7% GST

Rent at $8.00 per square metre per month on 193 square metres for the period 1 November 2008 to 30 November 2008	$ 1544.00		$ 108.08

$2.25 per square metre per month on 193 square metres for the period 1 November 2008 to 30 November 2008	$ 434.25		$ 30.40

Total Rent Payable (inclusive of Service Charge)		$ 1978.25	$ 138.48

Security Deposit equivalent to three (3) months’ Rent and Service Charge (in cash or Banker’s Guarantee provided in accordance with Clause 2.7 of this letter)	$ 5934.75

Less:
Equivalent of two (2) month’s Rent and Service Charge ( re GIRO)	$ 3956.50	$ 1978.25

9

Stamp fee payable on Letter of Acceptance (which we will stamp on your behalf)

Note: If the Letter is not returned to us within 14 days of the date of the Letter, you will have to pay penalty on the stamp duty which is imposed by Stamp Duty Office of IRAS.	$192.00

Sub-Total Payable	$4148.50	$138.48

Add: GST @ 7%	$138.48

Total Payable inclusive of GST	$4286.98

28.60 M
CNR
349.0 M2
02-3532
193.0 M2
02-3534
193.0 M2
02-3536
02-3538
569.0 M2
LOBBY
CORRIDOR
02-3546
413.0 M2
02-3544
291.0 M2
02-3542
363.0 M2
48.43 M
N

2ND STOREY

CNR	CONDENSER ROOM
SW	SWITCH ROOM
ST	STOREROOM
PL	PASSENGER LIFT
GL	GOODS LIFT
CTR	COOLING TOWER ROOM
F	FEMALE TOILET
M	MALE TOILET
XF	EXECUTIVE FEMALE TOILET
XM	EXECUTIVE MALE TOILET

N
KEY PLAN
NOT TO SCALE

JTC CORPORATION

ALLOCATION PLAN

1026 TAI SENG AVENUE

ALLOCATION NO.	A2045701
UNIT NO.	#02-3536
DRAWING NO.	
SCALE	1 : 750
PREPARED BY	[illegible]
DATE	21/04/96

12 August 2008

INDUSTRIAL DEVELOPMENT (HIGH-RISE) DEPARTMENT

 JTC Corporation

 The JTC Summit

 8 Jurong Town Hall Road

 Singapore 609434

Attn : Daniell Wong

ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT UNIT # 02-3536 BLK 1026 TAI SENG AVENUE TAI SENG INDUSTRIAL ESTATE SINGAPORE 534413

1.	We refer to your letter of offer and eStatement letter, both dated 1 August 2008 for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions of the Offer and the eStatement letter.

2.	We are currently on GIRO, thus we enclose herewith a cheque for the amount of $ 4,286.98 as confirmation of our acceptance.

3.	We are fully aware that the Tenancy is subject to necessary approvals and clearances from the relevant governmental and statutory authorities (including but not limited to Pollution Control Department of the National Environment Agency and the Public Utilities Board). We shall be responsible to obtain and comply with such approvals and clearances.

/s/ Yow Mai Chan, Grace

Yow Mai Chan, Grace

Managing Director

Fluidigm Singapore Pte Ltd

Block 1026, #07-3532, Tai Seng Avenue, Singapore 534413 WebSite: www.fluidigm.com Reg No: 200311994M Tel : 68587316 Fax: 68587311

For and on behalf of :

Fluidigm Singapore Pte Ltd
(Reg. No. 200311994M)
Block 1026 Tai Seng Avenue
#07-3532 Singapore 534413
Tel: 6858 7318 Fax: 6282 5531

FLUIDIGM SINGAPORE PTE. LTD. :

In the presence of :

/s/ Tan Suan Hui

Name of witness : TAN SUAN HUI
NRIC No : 50110335J

Fluidigm Singapore Pte Ltd

Block 1026, #07-3532, Tai Seng Avenue, Singapore 534413 WebSite: www.fluidigm.com Reg No: 20011994M Tel : 68587316 Fax: 68587311